UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 6, 2014

Tower Group International, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-35834	N/A
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Bermuda Commercial Bank Building

19 Par-La-Ville Road

Hamilton, HM 11, Bermuda

(Address of principal executive office)

(441) 279-6610

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 6, 2014, Tower Group International, Ltd. (the “Company”) and Michael H. Lee entered into a Separation and Release Agreement (the “Separation Agreement”) in connection with the resignation of Mr. Lee from his positions as Chairman of the Board of Directors, President and Chief Executive Officer, effective as of February 6, 2014, as previously announced in the Company’s Current Report on Form 8-K filed February 7, 2014 with the Securities and Exchange Commission. Mr. Lee’s employment with the Company was terminated effective as of February 6, 2014 (the “Termination Date”).

Pursuant to the terms of the Separation Agreement, the Company has agreed to pay Mr. Lee (i) any earned but unpaid Annual Base Salary and (ii) a post-termination separation payment in an aggregate amount of $3,280,614. The Separation Agreement also provides for a customary general release of claims by Mr. Lee.

The description of the Separation Agreement in this Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

In connection with Mr. Lee’s separation, the Company and Mr. Lee entered into the Separation Agreement, as more particularly described in Item 1.01 of this Report, a copy of which is attached to this Report as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are furnished as part of this report:

Exhibit No.	Description of Exhibit

10.1	A copy of Separation and Release Agreement between Tower Group International, Ltd. and Michael H. Lee, effective as of February 6, 2014.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tower Group International, Ltd.
Registrant

Date: February 10, 2014	/s/ Elliot S. Orol
ELLIOT S. OROL
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit	Description

10.1	Separation and Release Agreement, dated as of February 6, 2014, by and between Tower Group International, Ltd. and Michael H. Lee.